                                                                 EXHIBIT d(1)(g)


                                 AMENDMENT NO. 6
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of February 28, 2003, amends the Master Investment Advisory Agreement (the "Agreement"), dated September 11, 2000, between AIM Investment Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to delete a portfolio AIM Global Biotech Fund from the Agreement;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                          EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                          ------------------------------------

AIM Developing Markets Fund                                    September 1, 2001

AIM Global Energy Fund                                         September 1, 2001

AIM Global Financial Services Fund                             September 11, 2000

AIM Global Health Care Fund                                    September 1, 2001

AIM Global Science and Technology Fund                         September 1, 2001

AIM Libra Fund                                                 November 1, 2002

AIM Strategic Income Fund                                      September 1, 2001

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                                 AIM LIBRA FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $1 billion.....................................................................................   0.85%
On amounts thereafter................................................................................   0.80%

                           AIM DEVELOPING MARKETS FUND
                             AIM GLOBAL ENERGY FUND
                       AIM GLOBAL FINANCIAL SERVICES FUND
                           AIM GLOBAL HEALTH CARE FUND
                     AIM GLOBAL SCIENCE AND TECHNOLOGY FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $500 million...................................................................................   0.975%
Next $500 million....................................................................................   0.95%
Next $500 million....................................................................................   0.925%
On amounts thereafter................................................................................   0.90%

                            AIM STRATEGIC INCOME FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $500 million...................................................................................   0.725%
Next $500 million....................................................................................   0.70%
Next $500 million....................................................................................   0.675%
On amounts thereafter................................................................................   0.65%"

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                             AIM INVESTMENT FUNDS


Attest: /s/ LISA A. MOSS                     By: /s/ ROBERT H. GRAHAM
       --------------------------------         --------------------------------
        Assistant Secretary                      Robert H. Graham
                                                 President


(SEAL)

                                             A I M ADVISORS, INC.


Attest: /s/ LISA A. MOSS                     By: /s/ MARK H. WILLIAMSON
       --------------------------------         --------------------------------
        Assistant Secretary                      Mark H. Williamson
                                                 President


(SEAL)